Exhibit 5.1

June 26, 2017

Reference: 97070/1
CRH MEDICAL CORPORATION 578-999 Canada Place, World Trade Center Vancouver, B.C., Canada, V6C 3E1

RE:	CRH MEDICAL CORPORATION – Registration Statement on Form S-8 for 2014 RSU Plan

Dear Sirs/Mesdames:
We have acted as Canadian counsel for CRH MEDICAL CORPORATION, a corporation incorporated under the laws of the province of British Columbia (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-8 (the “Registration Statement”) of 2,209,000 common shares of the Company (the “Share Unit Plan Shares”) which are reserved for issuance pursuant to share units granted under and governed by the Company's Share Unit Plan (the “Share Unit Plan”). This opinion is being delivered at your request.
For the purpose of this opinion we have reviewed such corporate records of the Company and such other documents as we have deemed appropriate to give this opinion.
We have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof, and the completeness and accuracy of the corporate records in our possession as of the date hereof.
Based upon and subject to the foregoing, we are of the opinion that the Share Unit Plan Shares have been duly authorized and when issued and paid for in accordance with the terms of the Share Unit Plan, will be validly issued, fully paid and non-assessable common shares in the capital of the Company.
The opinion expressed in this letter is subject to the following exceptions and qualifications:
(a)	we do not express any opinion with respect to the laws of any jurisdiction other than British Columbia and the laws of Canada specifically applicable; and
(b)	our opinion is based on legislation and regulations in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,
/s/ Blake, Cassels & Graydon LLP